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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of NCRIC Group, Inc. on Form SB-2 of our reports for NCRIC Group, Inc. and subsidiaries dated
February 4, 1999 and for the Management Services of HealthCare Consulting, Inc., HCI Ventures, LLC and Employee Benefits Services, Inc. dated January 22, 1999, respectively, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial and Operating Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP



March 12, 1999
Washington, D.C.